                                                                   Exhibit 10.11

                                 dsl.net, inc.

                           SERIES A PREFERRED STOCK

                        AND WARRANT PURCHASE AGREEMENT



                                January 8, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                           -----
1.  PURCHASE AND SALE OF STOCK AND WARRANTS.................................   1
  1.1  Sale and Issuance of Series A Preferred Stock and Warrants...........   1
  1.2  Closing..............................................................   2

2.  COMPANY RIGHT TO REPURCHASE WARRANT SHARES..............................   2
  2.1  Scope of Repurchase Right............................................   2
  2.2  Repurchase Cost......................................................   2
  2.3  Exercise of Repurchase Right.........................................   2
  2.4  Termination of Rights as Stockholder.................................   4
  2.5  Definition...........................................................   4
  2.6  Transfer Restrictions................................................   4
  2.7  Legend...............................................................   4

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   5
  3.1  Organization, Good Standing and Qualification........................   5
  3.2  Capitalization and Voting Rights.....................................   5
  3.3  Subsidiaries.........................................................   6
  3.4  Authorization........................................................   6
  3.5  Valid Issuance of Preferred and Common Stock and Warrants............   6
  3.6  Governmental Consents................................................   7
  3.7  Offering.............................................................   7
  3.8  Litigation...........................................................   7
  3.9  Proprietary Information and Shareholders' Agreements.................   7
 3.10  Patents and Trademarks...............................................   7
 3.11  Compliance with Other Instruments....................................   8
 3.12  Agreements; Action...................................................   8
 3.13  Related-Party Transactions...........................................   9
 3.14  Permits..............................................................  10
 3.15  Environmental and Safety Laws........................................  10
 3.16  Manufacturing and Marketing Rights...................................  10
 3.17  Disclosure...........................................................  10
 3.18  Business Plan........................................................  10
 3.19  Registration Rights..................................................  10
 3.20  Corporate Documents..................................................  10
 3.21  Title to Property and Assets.........................................  10
 3.22  Financial Statements.................................................  11
 3.23  Changes..............................................................  11
 3.24  Employee Benefit Plans...............................................  11
 3.25  Tax Returns, Payments and Elections..................................  11
 3.26  Insurance............................................................  12
 3.27  Minutes..............................................................  12
 3.28  Labor Agreements and Actions; Employee Compensation..................  12
 3.29  Section 83(b) Elections..............................................  12
 3.30  Real Property Holding Company........................................  12
 3.31  Net Operating Loss Carryforward......................................  13
 3.32  Brokers..............................................................  13
 3.33  Significant Customers and Suppliers..................................  13
 3.34  Qualified Small Business Stock.......................................  13
 3.35  Year 2000............................................................  13
 3.36  No Outstanding Preferred Stock.......................................  13

4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.........................  13

  4.1  Authorization........................................................  13
  4.2  Purchase Entirely for Own Account....................................  14
  4.3  Disclosure of Information............................................  14
  4.4  Investment Experience................................................  14
  4.5  Accredited Investor..................................................  14
  4.6  Restricted Securities................................................  14
  4.7  Further Limitations on Disposition...................................  14
  4.8  Legends..............................................................  15
  4.9  Investors' State of Residence........................................  15

5.  CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.........................  16
  5.1  Representations and Warranties.......................................  16
  5.2  Performance..........................................................  16
  5.3  Compliance Certificate...............................................  16
  5.4  Qualifications.......................................................  16
  5.5  Proceedings and Documents............................................  16
  5.6  Proprietary Information and Shareholders' Agreement..................  16
  5.7  Bylaws...............................................................  16
  5.8  Voting Agreement.....................................................  16
  5.9  Board of Directors...................................................  17
 5.10  Opinion of Company Counsel...........................................  17
 5.11  Investors' Rights Agreement..........................................  17
 5.12  Co-Sale Agreement....................................................  17

6.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING......................  17
  6.1  Representations and Warranties.......................................  17
  6.2  Qualifications.......................................................  17

7.  MISCELLANEOUS...........................................................  17
  7.1  Survival or Warrants.................................................  17
  7.2  Successors and Assigns...............................................  17
  7.3  Governing Law........................................................  17
  7.4  Counterparts.........................................................  18
  7.5  Titles and Subtitles.................................................  18
  7.6  Notices..............................................................  18
  7.7  Finder's Fee.........................................................  18
  7.8  Expenses.............................................................  18
  7.9  Amendments and Waivers...............................................  18
 7.10  Severability.........................................................  18
 7.11  Corporate Securities Law.............................................  19
 7.12  Aggregation of Stock.................................................  19
 7.13  Entire Agreement.....................................................  19

SCHEDULE A     Schedule of Investors


EXHIBIT A      Restated Certificate of Incorporation
EXHIBIT B      Warrant to Purchase Series A Preferred Stock
EXHIBIT C      List of Stockholders
EXHIBIT D      Voting Agreement
EXHIBIT E      Opinion of Counsel for the Company
EXHIBIT F      Investors' Rights Agreement
EXHIBIT G      Co-Sale Agreement
EXHIBIT H      Shareholders' Agreement
                                 dsl.net, inc.

            SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is made as of the 8th day of January, 1999, by and among dsl.net, inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and together as the "Investors."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock and Warrants.
          ---------------------------------------

     1.1  Sale and Issuance of Series A Preferred Stock and Warrants.
          ----------------------------------------------------------

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated
                                             ---------
Certificate").

          (b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of 3,500,000 shares of Series A Preferred Stock (as defined below), (ii) the issuance of the shares of Common Stock (as defined below) to be issued upon conversion of the Series A Preferred Stock (the "Common Shares"), (iii) the sale and issuance to the Investors of warrants in substantially the form attached hereto as Exhibit B
                                                                   ---------
(each individually a "Warrant" and collectively the "Warrants") exercisable for up the number shares of Series B Preferred Stock (as defined below) set forth opposite each respective Investor's name on Schedule A hereto and (iv) the issuance of the Series B Preferred Stock upon exercise of the Warrants (the "Warrant Shares") and the issuance of the Common Stock issuable upon conversion of the Warrant Shares. The Common Shares and shares of Common Stock issuable upon conversion of the Warrant Shares are collectively referred to herein as the "Conversion Shares." The Series A Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth herein, in the Investors' Rights Agreement of even date herewith, and in the Restated Certificate.

          (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing that number of shares of the Company's Series A Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth thereon.
                   ----------
In addition, the Company agrees to issue the Warrants to the Investors, in consideration of the Investors' participation in the transaction contemplated by this Agreement. The Warrants received by each Investor shall be exercisable for the number of shares of the Company's Series B Preferred Stock set forth opposite such Investor's name on Schedule A hereto at the initial per share exercise price specified in Section 2 of the Warrant (subject to adjustment as set forth in the Warrants), in accordance with the terms of the Warrants.

     1.2  Closing.  The purchase and sale of the Series A Preferred Stock and
          -------
Warrants shall take place at the offices of Day, Berry and Howard LLP, CityPlace I, Hartford, Connecticut, at 9:30 A.M., on January 8, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than fifty percent (50%) the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock purchased thereby against payment of the purchase price therefor by wire transfer, cancellation of indebtedness, or any combination thereof. The Company shall also deliver the Warrants to the Investors. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

     2.   Company Right to Repurchase Warrant Shares.
          ------------------------------------------

     2.1  Scope of Repurchase Right.  Each time an Investor or any transferee of
          -------------------------
all or a part of its Warrant ("Holder") chooses to exercise such Warrant pursuant to Section 4 or Section 5 of the Warrant (a "Warrant Exercise") all Warrant Shares purchased thereby, and all shares of Common Stock issued or issuable upon conversion of such Warrant Shares, initially shall be Restricted Shares (as defined in Section 2.5 below) and shall be subject to a right (but not an obligation) of repurchase by the Company (the "Repurchase Right") until five business days after the closing of a Public Offering (as defined in Section
2.3 below) or Acquisition Transaction (as defined in Section 2.3 below) as provided below.

     2.2  Repurchase Cost.  If the Company exercises the Repurchase Right with
          ---------------
respect to outstanding Warrant Shares, it shall pay the Holder thereof an amount in cash or cash equivalents equal to the Exercise Price (as defined in the Warrant) paid with respect to each of the Restricted Shares being repurchased (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and the like after the date of exercise), plus interest on the Exercise Price from the date the applicable Warrant was exercised for such Shares to the date of repurchase at the rate of eight percent (8%) per annum, less any dividends which have been paid (or for which the record date has passed) on such Restricted Shares since the date they were issued.

     2.3  Exercise of Repurchase Right.  The Repurchase Right shall be
          ----------------------------
exercisable, in whole or in part, as follows:

          (a) The Repurchase Right shall be exercisable by the Company (or its successor) as to all Warrant Shares commencing immediately prior to, but subject in all events to the completion of, the occurrence of one of the following events, if such event occurs on or prior to January 8, 2000:

               (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), at a price to the public of not less than $5.00 for each share of Series B Preferred Stock, or the Common Stock issuable upon conversion of one share of Series B Preferred Stock (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement); or

               (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity (an "Acquisition Transaction"), if the Fair Market Value (as defined below) of the consideration to be received for one share of Series B Preferred Stock upon such event is greater than or equal to five (5) times the Exercise Price.

          (b) Commencing immediately prior to, and subject in all events to the completion of, the closing of a Public Offering or the closing of an Acquisition Transaction after January 8, 2000, the Repurchase Right shall be exercisable for the number of Warrant Shares determined as follows:

               (i) if the fair market value of one share of Series B Preferred Stock upon such Public Offering or Acquisition Transaction (as determined in good faith by the Board of Directors of the Company, or in the event of a Public Offering, by the initial "Price to Public" of one share of such Series B Preferred Stock, or Common Stock issuable upon conversion of such Series B Preferred Stock, specified in the final prospectus with respect to such offering) (the "Fair Market Value") is more than ten (10) times greater than the Exercise Price (as defined in the Warrants), the Repurchase Right may be exercised to repurchase that number of Warrant Shares issued pursuant to each Warrant computed by the following formula, with all Warrant Shares issued pursuant to such Warrant in excess of such amount no longer subject to the Repurchase Right:

          A = (BxD)((C/D) - 10)

          Where: A = the number of Warrant Shares subject to exercise of the Repurchase Right

          B = ten percent (10%) of the Originally Purchasable Number of Shares
                    (as defined in the Warrant), as adjusted pursuant to Section 8 of the Warrant

                    C = the Fair Market Value

          D = the Exercise Price (as defined in the Warrant)

               (ii) if A is equal to or greater than the number of Warrant Shares issued pursuant to a Warrant, then all Warrant Shares issued pursuant to such Warrant shall be subject to the Repurchase Right, and the amount by which A exceeds such number of shares shall be known as the "Excess Repurchasable Shares" with respect to such Warrant (or, if such Warrant is later transferred in part, with respect to all parts of such Warrant).

               (iii) if the Fair Market Value is less than or equal to ten (10) times greater than the Exercise Price, no Warrant Shares shall be subject to the Repurchase Right.

          (c) The Repurchase Right shall be exercisable only by written notice delivered to the Holder at least three (3) business days prior to the closing of a Public Offering or Acquisition Transaction. The notice shall set forth the date on which the repurchase is to be effected and shall specify that the repurchase shall be conditioned upon the closing of such transaction. Such date shall not be more than five (5) business days after the date of such closing.
If such transaction does not occur for any reason, all Warrant Shares which were Restricted Shares shall continue to be Restricted Shares. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Investors or their transferees the purchase price determined according to Subsection 2.2 above. Payment shall be made in cash or cash equivalents.

          (d) The Repurchase Right shall expire, and all Restricted Shares shall cease to be subject to the Repurchase Right, on the sixth business day following the closing of a Public Offering or Acquisition Transaction.

     2.4  Termination of Rights as Stockholder.  If the Company makes available,
          ------------------------------------
at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     2.5  Definition.  "Restricted Share" shall mean a Warrant Share that is
          ----------
subject to a Repurchase Right.

     2.6  Transfer Restrictions.  The Restricted Shares may not be transferred,
          ---------------------
assigned, encumbered, or otherwise disposed of prior to the expiration of the Repurchase Right, except to a transferee who agrees in writing to be bound by the provisions of this Section 2 and the Voting Agreement. Any attempted transfer of such shares, unless in accordance with this Section 2.6, shall be void and have no effect. The Restricted Shares held by a Holder and all of its transferees of Restricted Shares shall be aggregated for purposes of determining the number of Warrant Shares subject to the Repurchase Right, and the Company's Repurchase Right shall apply to each Holder and its transferees of Warrant Shares on a pro rata basis, based upon the number of Restricted Shares held by each (without regard to any unexercised shares issuable pursuant to the Warrant).

     2.7  Legend.  Each certificate representing Restricted Shares shall bear
          ------
the following legend upon its face until such time as the Repurchase Right has expired:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT UNDER THAT CERTAIN SERIES A STOCK AND WARRANT PURCHASE AGREEMENT DATED JANUARY 7,1999 ("THE AGREEMENT', A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AGREEMENT."

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     3.1  Organization, Good Standing and Qualification.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     3.2  Capitalization and Voting Rights.
          --------------------------------

          (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of: (i) 7,500,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), 4,000,000 of which have been designated Series A Preferred Stock (the "Series A Preferred Stock"), up to 3,812,500 of which will be issued or issuable pursuant to this Agreement, and the convertible notes (the "Bridge Notes") and warrants (the "Bridge Warrants") described on the Schedule of Exceptions, and 3,500,000 of which have been designated Series B Preferred Stock (the "Series B Preferred Stock"); and (ii) 20,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 6,300,000 shares are issued and outstanding. The rights, privileges and preferences of the Common Stock, Series A Preferred Stock and Series B Preferred Stock will be as stated in the Restated Certificate.

          (b) The outstanding shares of Common Stock are owned by the stockholders, in the numbers specified and subject to the restrictions set forth in Exhibit C hereto.
   ---------

          (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

          (d) Except for (A) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement and under the Bridge Notes,
(B) the rights provided in Section 2.4 of the Investors' Rights Agreement, (C) the Warrants, and (D) the Bridge Warrants, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company intends to reserve 3,700,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future to directors, officers, employees, consultants and advisors under a stock plan to be adopted by the Company (the "Option Plan"). Except for the Shareholders' Agreement in the form attached hereto as Exhibit H and the Voting Agreement, the Company is not a party or
          ---------
subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

     3.3  Subsidiaries.  The Company does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.4  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the Co-Sale Agreement, the Voting Agreement, and the Warrants, all of even date herewith (collectively, the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder, the Series B Preferred Stock issuable upon exercise of the Warrants, and the Common Stock issuable upon conversion of the Series A Preferred Stock being sold hereunder and the Warrant Shares has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     3.5  Valid Issuance of Preferred and Common Stock and Warrants.  The Series
          ---------------------------------------------------------
A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Voting Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Warrants purchased pursuant to this Agreement and the Warrant Shares issuable upon exercise of the Warrants will be free of restrictions on transfer other than restrictions on transfer under the Warrants, the Investors' Rights Agreement, the Voting Agreement and this Agreement, and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate and, if applicable, the Warrants, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Voting Agreement, and the Investors' Rights Agreement and under applicable state and federal securities laws.

     3.6  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) the filings pursuant to Regulation D under the Act and Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filings will be effected within 15 days of the sale of the Series A Preferred Stock hereunder, and such other post-closing filings as may be required.

     3.7  Offering.  Subject in part to the truth and accuracy of each
          --------
Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     3.8  Litigation.  There is no action, suit, proceeding or known
          ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Investors' Rights Agreement or any Ancillary Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.9  Proprietary Information and Shareholders' Agreements.  Each employee
          ----------------------------------------------------
and officer of the Company, and each consultant who has had access to confidential or proprietary information of the Company, has executed a Proprietary Information and Inventions Agreement. Each Founder has executed or will execute prior to the Closing a Shareholders' Agreement in a form provided to special counsel to the Investors, which agreement supersedes all prior agreements between the Company and the Founders related to the capital stock of the Company held by the Founders. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

     3.10 Patents and Trademarks.  The Company has sufficient title and
          ----------------------
ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any violation or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has no patents or pending patent applications. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investors' Rights Agreement or the Ancillary Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

     3.11  Compliance with Other Instruments. The Company is not in violation or
           ---------------------------------
default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.12  Agreements; Action.
           ------------------

           (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement and the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

           (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's or generally available shrink-wrap software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

           (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

           (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

           (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

           (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     3.13  Related-Party Transactions.  No employee, officer, or director of the
           --------------------------
Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     3.14  Permits.  The Company has all franchises, permits, licenses, and any
           -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     3.15  Environmental and Safety Laws.  To the best of its knowledge, the
           -----------------------------
Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.16  Manufacturing and Marketing Rights.  The Company has not granted
           ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     3.17  Disclosure.  The Company has fully provided each Investor with all
           ----------
the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     3.18  Business Plan.  The 1998-1999 Business Plan dated November, 1998,
           -------------
previously delivered to each Investor, has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

     3.19  Registration Rights.  Except as provided in the Investors' Rights
           -------------------
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     3.20  Corporate Documents.  Except for amendments necessary to satisfy
           -------------------
representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

     3.21  Title to Property and Assets.  The Company owns its property and
           ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     3.22  Financial Statements.  The Company has delivered to Investor its
           --------------------
unaudited financial statements (balance sheet and statement of operations) as at and for the eleven (11) month period ended November 30, 1998 (the "Financial Statements"). The Financial Statements fairly present the financial condition and operating results of the Company as of the date, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.23  Changes.  Since November 30, 1998, there has not been any adverse
           -------
change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

     3.24  Employee Benefit Plans.  The Company does not have any Employee
           ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     3.25  Tax Returns, Payments and Elections.  The Company has filed all tax
           -----------------------------------
returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code, nor has it made an election pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     3.26  Insurance.  The Company has in full force and effect fire and
           ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     3.27  Minutes.  The minutes of the Company provided to the Investors
           -------
contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     3.28  Labor Agreements and Actions, Employee Compensation.  The Company is
           ---------------------------------------------------
not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     3.29  Section 83(b) Elections.  To the best of the Company's knowledge, all
           -----------------------
individuals who have purchased unvested shares of the Company's Common Stock have timely filed or will timely file elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

     3.30  Real Property Holding Company.  The Company is not currently, and has
           -----------------------------
not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue

Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(H) of the Treasury Regulations.

     3.31  Net Operating Loss Carryforward.  The information contained in the
           -------------------------------
Schedule of Exceptions or otherwise provided to counsel for the Investors regarding the application of Section 382 of the Code to the Company's federal net operating loss carryforward is true and correct to the best of the Company's knowledge.

     3.32  Brokers.  The Company has no contract, arrangement or understanding
           -------
with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     3.33  Significant Customers and Suppliers.  No customer or supplier that
           -----------------------------------
was or is significant to the Company has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     3.34  Qualified Small Business Stock.  As of the Closing: (i) the Company
           ------------------------------
will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company will not have made any purchases of its own stock during the one-year period proceeding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (iii) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code
Section 1202(d)(3).

     3.35  Year 2000.  The Company's proprietary software is capable of
           ---------
recording, storing, processing, calculating and displaying calendar dates falling before, on and after January 1, 2000, without loss of functionality or data integrity, except where the failure to do so could not reasonably be expected to have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company. The foregoing does not constitute a warranty or representation that the Company's software will be capable of recording, storing, processing, calculating and displaying correct calendar dates based on software supplied by or licensed from any party other than the Company, or that the Company's software will properly interact with such third party software.

     3.36  No Outstanding Preferred Stock.  Immediately prior to the Closing,
           ------------------------------
there shall be no preferred stock of the Company outstanding.

     4.    Representations and Warranties of the Investors.  Each Investor
           -----------------------------------------------
hereby represents and warrants that:

     4.1   Authorization.  Such Investor has full power and authority to enter
           -------------
into this Agreement, the Investors' Rights Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     4.2   Purchase Entirely for Own Account.  This Agreement is made with such
           ---------------------------------
Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock and the Warrant to be received by such Investor, the Warrant Shares and the Common Stock issuable upon conversion of the Series A Preferred Stock and the Warrant Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     4.3   Disclosure of Information.  Such Investor represents that it has had
           -------------------------
an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and Warrant, and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

     4.4   Investment Experience.  Such Investor is an investor in securities of
           ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock and Warrant. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock or Warrant.

     4.5   Accredited Investor.  Such Investor is an "accredited investor"
           -------------------
within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     4.6   Restricted Securities.  Such Investor understands that the Securities
           ---------------------
it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4.7   Further Limitations on Disposition.  Without in any way limiting the
           ----------------------------------
representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and the Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

           (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

           (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

           (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

     4.8   Legends.
           -------

           (a) It is understood that the certificates evidencing the Securities may bear the following legend:

           "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

           (b) It is understood that the Warrants shall bear the following additional legend:

           "Shares issuable pursuant to this Warrant are subject to a repurchase right and certain transfer restrictions under that certain Series A Preferred Stock and Warrant Purchase Agreement dated January 8, 1999. Copies of such agreement may be obtained upon written request to the Secretary of the Company."

     4.9   Investors' State of Residence.  Each Investor represents that, as of
           -----------------------------
the Closing, it is a resident of the State of California.

     5.   Conditions of Investors' Obligations at Closing.  The obligations of
          -----------------------------------------------
each Investor under subsection I. I (b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

     5.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2  Performance.  The Company shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3  Compliance Certificate.  The President of the Company shall deliver to
          ----------------------
each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of its Financial Statements.

     5.4  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.5  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to this transaction.

     5.6  Proprietary Information and Shareholders' Agreement.  Each employee of
          ---------------------------------------------------
the Company, and each consultant to the Company who has had access to confidential or proprietary information of the Company, shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors. The Company shall cause each holder of Common Stock of the Company to enter into a Shareholders' Agreement (including an irrevocable proxy) in a form reasonably acceptable to special counsel for the Investors.

     5.7  Bylaws.  The Bylaws of the Company shall provide that the Board of
          ------
Directors of the Company shall consist of five (5) persons.

     5.8  Voting Agreement.  The Company, each Founder (as defined therein) and
          ----------------
each Investor shall have entered into the Voting Agreement in the form attached hereto as Exhibit D.
          ---------

     5.9  Board of Directors.  The Board of Directors of the Company,
          ------------------
immediately following the Closing, shall be comprised of the following members:
David Struwas and Paul Sun as designees of the holders of shares of the Common Stock of the Company; Robert Gilbertson and Jeff Marshall, as designees of the holders of shares of Series A Preferred Stock of the Company; and one vacancy.

     5.10 Opinion of Company Counsel.  Each Investor shall have received from
          --------------------------
Day, Berry & Howard LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E.
                                        ---------

     5.11 Investors' Rights Agreement.  The Company, the Founders and each
          ---------------------------
Investor shall have entered into the Investors' Rights Agreement in the form attached as Exhibit F.
            ---------

     5.12 Co-Sale Agreement.  The Investors, the Founders and the Company shall
          -----------------
each have entered into a Co-Sale Agreement in the form attached hereto as Exhibit G.
---------

     6.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

     6.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Investors contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2  Qualifications.  All authorizations, approvals, or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7.   Miscellaneous.
          -------------

     7.1  Survival of Warranties.  The warranties, representations and covenants
          ----------------------
of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

     7.2  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

     7.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.5  Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.6  Notices.  Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     7.7  Finder's Fee.  Each party represents that it neither is nor will be
          ------------
obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     7.8  Expenses.  Irrespective of whether the Closing is effected, the
          --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors and shall, upon receipt of a bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.9  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.10 Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.11 Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE
          ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     7.12 Aggregation of Stock.  All shares of the Preferred Stock held or
          --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     7.13 Entire Agreement.  This Agreement and the documents referred to herein
          ----------------
constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY


                              dsl.net, inc.


                              By: ______________________________________

                              Title: ___________________________________

                              Address:  50 Washington Street
                                        7th Floor East
                                        East Norwalk, CT 06854


                              PURCHASERS

                              VantagePoint Venture Partners 1996, L.P.
                              1001 Bayhill Drive
                              Suite 140
                              San Bruno, CA 94066


                              By: ______________________________________

                              Title: ___________________________________


                              VantagePoint Communications Partners, L.P.
                              1001 Bayhill Drive
                              Suite 140
                              San Bruno, CA 94066


                              By: ______________________________________

                              Title: ___________________________________

                                  Schedule A
                                  ----------

                             Schedule of Investors
                             ---------------------

                                       Series A            Number of Warrant       Total Purchase Price of
                                        Shares            Shares Issuable Upon       Series A Shares and
Name and Address                      Purchased            Exercise of Warrant            Warrants
VantagePoint Venture                  1,166,667                1,166,667                 $1,166,667
Partners 1996, L.P.
1001 Bayhill Drive
Suite 140
San Bruno, CA 94066

VantagePoint                          2,333,333                2,333,333                 $2,333,333
Communications Partners, L.P.
1001 Bayhill Drive
Suite 140
San Bruno, CA 94066

TOTAL                                 3,500,000                3,500,000                 $3,500,000